Exhibit 10.1

FIRST INCREMENTAL AMENDMENT TO
TERM LOAN CREDIT AGREEMENT

THIS FIRST INCREMENTAL AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Incremental Amendment”) dated as of May 22, 2019, is by and among DELEK US HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors listed on the signature pages hereof, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”), and the Incremental Lender (as defined below).
R E C I T A L S
A.    The Borrower, the Lenders, the Administrative Agent and the other agents referred to therein are parties to that certain Term Loan Credit Agreement, dated as of March 30, 2018, as amended by that certain Amendment No. 1 to Term Loan Credit Agreement, dated as of October 26, 2018 (as further amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Incremental Amendment, the “Credit Agreement”), pursuant to which the Lenders have made certain financial accommodations (subject to the terms and conditions thereof) to the Borrower.
B.    The Borrower has requested and the lender identified on Schedule A hereto (the “Incremental Lender”) has agreed to provide incremental Loans in the aggregate amount of $250,000,000.00 (the “Incremental Loans”) in accordance with Section 2.17 of the Credit Agreement.
C.    Pursuant to Section 2.17(f) of the Existing Credit Agreement, the Borrower, the Administrative Agent and the Incremental Lender desire to amend the Existing Credit Agreement on the terms as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this Incremental Amendment refer to articles, schedules, exhibits and sections of the Credit Agreement.
Section 2.    Amendments to Existing Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Incremental Amendment, the Administrative Agent and the Incremental Lender hereby consent to the following amendments to the Existing Credit Agreement:

2.1    Amendments to Section 1.1 (Definitions).
(a)    The definition of “Loan Documents” in Section 1.1 of the Credit Agreement is hereby amended by inserting after “Amendment No. 1,” the following: “the First Incremental Amendment,”.
(b)    The following definitions are hereby added to Section 1.1 of the Credit Agreement where alphabetically appropriate:
“First Incremental Amendment”: the First Incremental Amendment to Term Loan Credit Agreement, dated as of May 22, 2019, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Incremental Lender party thereto.
“First Incremental Effective Date”: the Effective Date (as defined in the First Incremental Amendment), which, for the avoidance of doubt, is May 22, 2019.
2.2    Amendment to Section 2.3. The first sentence of Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower shall repay the aggregate outstanding principal amount of the Initial Loans and the Incremental Loans made on the First Incremental Effective Date in consecutive quarterly installments in an amount equal to $2,375,000 on the last Business Day of each of March, June, September and December, commencing with June 30, 2019, except as the amounts of individual installments may be adjusted pursuant to Section 2.4 hereof.”
Section 3.    Incremental Loans.
3.1    Incremental Loan.
(a)    Incremental Commitments. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Incremental Amendment, the Incremental Lender hereby agrees to make the Incremental Loans to the Borrower on the Effective Date (as defined below) in a principal amount not to exceed the amount set forth opposite the Incremental Lender’s name in Schedule A attached hereto (the “Incremental Commitments”). The Administrative Agent has notified the Incremental Lender of its allocated Incremental Commitment, and the Incremental Lender is a signatory to this Incremental Amendment.
(b)    Class of Loans. The Incremental Loans, once funded, shall constitute Loans and shall be in the form of an increase to the Loans outstanding under the Existing Credit Agreement immediately prior to the Effective Date (such outstanding Loans, for the purposes of this Incremental Amendment, herein called the “Existing Loans”), and thereafter, in accordance with Section 2.17(a) of the Credit Agreement, the Incremental Loans and the Existing Loans shall be treated as a single Class of Loans for all purposes under the Credit Agreement and the other Loan Documents. As of the Effective Date, after giving effect to the making of the Incremental Loans, the aggregate principal amount of Loans outstanding pursuant to the Credit Agreement shall be $943,000,000.

(c)    Tax Fungibility. For U.S. federal and applicable state and local income tax purposes, after giving effect to this Incremental Amendment, the Existing Loans and the Incremental Loans are intended to be treated as one fungible tranche.  Unless otherwise required by applicable law, none of the Loan Parties, the Administrative Agent or any Lender shall take any tax position inconsistent with the preceding sentence.
(d)    Incremental Incurrence Basket. The Borrower hereby acknowledges that all of the Incremental Loans are being incurred under the Incurrence-Based Incremental Amount.
(e)    Use of Proceeds. The Borrower will use the proceeds of the Incremental Loans (i) to repay amounts outstanding under the ABL Agreement, (ii) for general corporate purposes and (iii) to pay fees and expenses in connection with the foregoing and the preparation and negotiation of this Incremental Amendment and the funding of the Incremental Loans.
(f)    Agreements of the Incremental Lender. The Incremental Lender agrees that (i) effective on and at all times after the Effective Date, the Incremental Lender will be bound by all obligations of a Lender under the Credit Agreement and (ii) on the Effective Date, the Incremental Lender will fund Incremental Loans in Dollars to the Administrative Agent for the account of the Borrower in an amount equal to the Incremental Lender’s Incremental Commitment. The Incremental Commitment shall terminate on the Effective Date following the funding to the Borrower in full in immediately available funds of the Incremental Commitment.
(g)    OID Amount. The Incremental Loans will be funded net of an original issue discount in an amount equal to 0.75% of the aggregate principal amount of the Incremental Loans. For the avoidance of doubt, the full amount of the Incremental Loans (without taking into account any netting of the OID Amount occurring on the Effective Date) shall be repaid under the Credit Agreement (including, without limitation, in accordance with Sections 2.3 and 2.4 of the Credit Agreement) and interest shall be payable on the full amount of the Incremental Loans (without taking into account any netting of the OID Amount occurring on the Effective Date) in accordance with Section 2.5 of the Credit Agreement.
(h)    Credit Agreement Governs. Except as otherwise stated herein, the terms of the Incremental Loans shall be the same as the terms of the Existing Loans as set forth in the Credit Agreement. The Applicable Margin for the Incremental Loans shall be the same as for the Existing Loans. Incremental Loans that are repaid may not be reborrowed.
(i)    Pari Passu; Maturity; Amortization. The Incremental Loans shall rank pari passu in right of payment and of security with the Existing Loans and mature on the same date that the Existing Loans mature. For the avoidance of doubt, (i) the Incremental Loans shall share in mandatory prepayments of Loans under Section 2.4(b) of the Credit Agreement on a pro rata basis with the Existing Loans and in voluntary prepayments of Loans under Section 2.4(a) of the Credit Agreement on a pro rata basis with the Existing Loans and (ii) the amortization set forth in Section 2.3 of the Credit Agreement shall apply to the Incremental Loans and Existing Loans.
(j)    Interest Periods. The Incremental Loans shall be initially incurred pursuant to a single borrowing of LIBOR Rate Loans, with such borrowing to be subject to (x) an Interest

Period which commences on the Effective Date and ends on the last day of the Interest Period applicable to the Existing Loans, and (y) the LIBOR Rate applicable to the Existing Loans. The Administrative Agent shall record the Incremental Loans in the Register, and the principal amounts and stated interest of the Incremental Loans owing to the Incremental Lender and its subsequent permitted assignees.
(k)    Call Premium. In consideration for the making of the Incremental Loans, the Borrower agrees that in the event that, on or prior to the six-month anniversary of the Effective Date (as defined below), the Borrower (i) makes any prepayment of the Loans in connection with any Repricing Transaction (as defined below) or (ii) effects any amendment of the Credit Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Loans being prepaid and (y) in the case of clause (ii), a payment equal to 1.0% of the aggregate amount of the applicable Loans outstanding immediately prior to such amendment. Such fees shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Transaction. For the purpose of this clause (k), “Repricing Transaction” means (a) any prepayment or repayment of the Loans with the proceeds of, or any conversion of the Loans into, any new or replacement tranche of loans bearing interest with an All-In Yield less than the All-In Yield applicable to the Loans and (b) any amendment to the pricing terms of the Loans which reduces the All-In Yield applicable to the Loans; provided, that any prepayment or refinancing in connection with a Change of Control or any refinancing that involves an upsizing in connection with a Transformative Acquisition shall not be considered a Repricing Transaction.
(l)    Procedure for Funding of Incremental Loans. This Incremental Amendment shall serve as sufficient notice for the borrowing of the Incremental Loans on the Effective Date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of the Incremental Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
Section 4.    Conditions Precedent.
4.1    Effectiveness. The amendments set forth in Section 2 of this Incremental Amendment and the obligation of the Incremental Lender to make the Incremental Loans under Section 3 hereof shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 13.1 of the Credit Agreement) (such date, the “Effective Date”):
(a)    Counterparts. Administrative Agent shall have received executed counterparts of this Incremental Amendment from each of the Loan Parties and the Incremental Lender.
(b)    Notes. The Administrative Agent shall have received, for the account of the Incremental Lender, if requested at least two Business Days in advance of the Effective Date, a Note conforming to the requirements set forth in the Credit Agreement and executed and delivered by a duly authorized officer of the Borrower.

(c)    [Reserved].
(d)    Representations and Warranties; No Default or Event of Default. The Borrower shall have delivered a certificate of an Authorized Person of the Borrower certifying that as of the Effective Date and after giving effect to this Incremental Amendment, (i) each of the representations and warranties made by any Loan Party contained in Article 4 of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing on such date or would immediately result after giving effect to this Incremental Amendment, the Incremental Commitments and the application of the proceeds herefrom.
(e)    Fees and Expenses. The Administrative Agent shall have received all Lender Group Expenses due and payable on or prior to the Effective Date, or substantially simultaneously with the effectiveness of this Incremental Amendment, including to the extent invoiced at least two Business Days prior thereto, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid to the Administrative Agent by the Borrower under the Credit Agreement. The Borrower shall have paid all fees specified under that certain Engagement Letter, dated as of April 22, 2019, between the Borrower and Wells Fargo Securities, LLC.
(f)    Lien Searches. The Administrative Agent shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.
(g)    The Borrower and each of the Guarantors shall have provided the documentation and other information reasonably requested in writing at least five (5) days prior to the Effective Date by the Incremental Lender as it reasonably determines is required by regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the requirements of the Beneficial Ownership Regulation, in each case at least one (1) Business Day prior to the Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).
(h)    Documentary Conditions.    The Administrative Agent shall have received each of the following, dated as of the Effective Date:
(i)     a certificate from the Secretary of each Loan Party (A) attesting to the resolutions of such Loan Party’s board of directors (or similar governing authority) authorizing its execution, delivery, and performance of this Incremental Amendment and the incurrence of the Incremental Loans, (B) authorizing specific officers of such Loan Party to execute this Incremental Amendment and the other Loan Documents, (C) attesting to the incumbency and signatures of such specific officers of such Loan Party, (D) attaching copies of each Loan Party’s Governing Documents (or certifying that Governing Documents delivered on the Closing Date remain in effect and have not been amended since such date), which Governing Documents shall be certified by the Secretary of such Loan Party;
(ii)     copies of a certificate of status as of a recent date with respect to each Loan Party that indicates that such Loan Party is in good standing in its jurisdiction of organization;
(iii)     a certificate of the Borrower’s chief financial officer or treasurer certifying to the Solvency of Loan Parties taken as a whole as of the Effective Date immediately after giving effect to the transactions contemplated hereby;
(iv)     a certificate of an Authorized Person of the Borrower certifying that the Net Leverage Ratio of the Borrower, determined on a pro forma basis and after giving effect to the incurrence of the Incremental Loans, as of the last day of the most recently ended period of four (4) consecutive fiscal quarters for which financial statements are delivered or required to be delivered pursuant to Section 5.1 of the Credit Agreement does not exceed 2.50 to 1.00 and attaching reasonably detailed calculations thereof; and
(v)     opinions of Baker Botts L.L.P., counsel to Loan Parties and PPGMR Law, PLLC, local Arkansas counsel to the Loan Parties, each in form and substance satisfactory to the Administrative Agent.
Section 5.    Post-Closing Obligations. Within 90 days after the Effective Date (or such longer period as the Administrative Agent may reasonably agree),
5.1    The Administrative Agent shall have received life-of-loan Federal Emergency Management Agency Standard Flood Hazard Determinations from a firm reasonably acceptable to the Administrative Agent covering any “Building” or “Manufactured (Mobile) Home” (each, as defined in the applicable Flood Insurance Laws and related regulations) constituting Collateral showing whether or not such “Building” or “Manufactured (Mobile) Home” is located in a special flood hazard area subject by federal regulation to mandatory flood insurance requirements. If any such “Building” or “Manufactured (Mobile) Home” is in a special flood hazard area, Borrower shall have also delivered copy of a notice as to the existence of a special flood hazard acknowledged by the Borrower and a copy of one of the following: (w) the flood hazard insurance policy, (x) the Borrower’s application for a flood hazard insurance policy, together with proof of payment of the premium associated therewith, (y) a declaration page confirming that flood hazard insurance has been issued to the Borrower or (z) such other evidence of flood hazard insurance satisfactory to the Administrative Agent.
5.2    Administrative Agent and the applicable Loan Parties shall have entered into such amendments to the Security Documents (including modifications to the Mortgages) and received such opinions and title insurance endorsements and other documentation, in each case as may be reasonably requested by the Administrative Agent in connection with the Incremental Loans and the Borrower shall have delivered such other documents and certificates in connection therewith as may be reasonably requested by the Administrative Agent, in each case as are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties,

Liens on the Collateral that are duly perfected (subject to Permitted Liens) in accordance with the requirements of, or the obligations of the Loan Parties under, the Credit Agreement, the other Loan Documents and applicable Law.
Section 6.    Representations and Warranties. To induce the Administrative Agent and the Incremental Lender to enter into this Incremental Amendment, each of the Loan Parties represents and warrants to the Administrative Agent and the Incremental Lender party hereto on and as of the Effective Date that:
(a)all of the representations and warranties of each Loan Party contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Effective Date or such earlier date; and
(b)no Default or Event of Default exists as of the Effective Date, or would result from the making of the Incremental Loans or the application of the proceeds of the Incremental Loans.
Section 7.    Reaffirmation. Each Loan Party hereto expressly acknowledges the terms of this Incremental Amendment and reaffirms, as of the date hereof and on the Effective Date, that its guarantee of the Guarantied Obligations (as defined in the Guaranty and Security Agreement) and its grant of Liens on the Collateral to secure the Secured Obligations (as defined in the Guaranty and Security Agreement) pursuant to each Security Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Loan Documents (including the Credit Agreement) subject to any limitations set out in the Credit Agreement and any other Loan Document applicable to that Loan Party. Neither the execution, delivery, performance or effectiveness of this Incremental Amendment nor the modification of the Credit Agreement effected pursuant hereto impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations, whether heretofore or hereafter incurred. Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Incremental Amendment.
Section 8.    Reference to and Effect on the Credit Agreement and the Loan Documents.
8.1    Incremental Amendment.    This Incremental Amendment constitutes (i) the written notice required to be delivered by the Borrower to the Administrative Agent under Section 2.17(a) of the Existing Credit Agreement, and (ii) an “Incremental Amendment” for all purposes of the Credit Agreement and the other Loan Documents.

8.2    Loan Document.
(a)    This Incremental Amendment and each agreement, instrument, certificate or document executed by the Borrower or any of its officers in connection herewith are “Loan Documents” as defined and described in the Existing Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Incremental Amendment.
(b)    On and after the Effective Date, (i) the Incremental Commitments shall constitute “Commitments” and “Incremental Commitments”, (ii) the Incremental Loan shall constitute “Loans” and “Incremental Loans”, and (iii) the Incremental Lender shall be a “Lender” and an “Incremental Lender”, as each term is defined in the Credit Agreement, in each case, for all purposes under the Credit Agreement and the other Loan Documents.
8.3    No Waiver. The execution, delivery and effectiveness of this Incremental Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
8.4    No Novation. This Incremental Amendment shall not constitute a novation of the Existing Credit Agreement or of any other Loan Document.
Section 9.    Miscellaneous.
9.1    Confirmation. The provisions of the Loan Documents, as amended by this Incremental Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this Incremental Amendment.
9.2    Ratification and Affirmation. Each of the undersigned does hereby adopt, ratify, and confirm the Existing Credit Agreement and the other Loan Documents, as amended hereby, and its obligations thereunder. Each Loan Party hereby acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein.
9.3    Amendment, Modification and Waiver. This Incremental Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.
9.4    Counterparts. This Incremental Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Incremental Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
9.5    NO ORAL AGREEMENT. THIS INCREMENTAL AMENDMENT, THE EXISTING CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
9.6    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. SECTION 11 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED AND SHALL APPLY TO THIS INCREMENTAL AMENDMENT, MUTATIS MUTANDIS.
9.7    Severability. Any provision of this Incremental Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.8    Headings. The headings of this Incremental Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
DELEK US HOLDINGS, INC.

By:    /s/Regina B. Jones
Name:    Regina B. Jones

Title:	Executive Vice President, General Counsel and Secretary
By:    /s/Greg Intemann
Name:    Greg Intemann
Title:     Vice President and Treasurer

[Signature Page to First Incremental Amendment]

ALON ASPHALT COMPANY
ALON ASSETS, INC.
ALON BAKERSFIELD PROPERTY, INC.
ALON CRUDE PIPELINE, LLC
ALON LOUISIANA HOLDINGS, INC.
ALON PARAMOUNT HOLDINGS, INC.
ALON REFINING KROTZ SPRINGS, INC.
ALON REFINING LOUISIANA, INC.
ALON RENEWABLE FUELS, INC.
ALON STORE ACQUISITIONS, LLC
ALON SUPPLY, INC.
ALON TERMINALS, INC.
ALON USA CAPITAL, INC.
ALON USA DELAWARE, LLC
ALON USA ENERGY, INC.
ALON USA GP II, LLC, on behalf of itself and as the general partner of ALON USA, LP
ALON USA GP, LLC
ALON USA HOLDINGS, LLC
ALON USA PARTNERS GP, LLC, on behalf of itself and as the general partner of ALON USA PARTNERS, LP
ALON USA REFINING, LLC
ALON USA, INC.
ALON WEST COAST, LLC
DELEK ACQUISITIONS, INC.
DELEK BIG SPRING GATHERING, LLC
DELEK BIG SPRING NORTH GATHERING, LLC
DELEK BIG SPRING SOUTH MAINLINE, LLC

By:    /s/Regina B. Jones
Name:    Regina B. Jones

Title:	Secretary
By:    /s/Greg Intemann
Name:    Greg Intemann
Title:     Vice President and Treasurer

[Signature Page to First Incremental Amendment]

DELEK FINANCE, INC.
DELEK HELENA, LLC
DELEK LAND HOLDINGS, LLC
DELEK LOGISTICS SERVICES COMPANY
DELEK MARKETING & SUPPLY, LLC
DELEK PERMIAN GATHERING, LLC
DELEK RAIL LOGISTICS, INC.
DELEK REFINING, INC.,
DELEK RENEWABLES, LLC
DELEK U.S. REFINING GP, LLC, on behalf of itself and as the general partner of DELEK REFINING, LTD.
DELEK US ENERGY, INC.
DK CANADA ENERGY ULC
DK INNOVATION (US), INC.
DK TRADING & SUPPLY, LLC
DK-IL ACQUISITION (US), LLC
DK-MX ACQUISITION (US), LLC
EDGINGTON OIL COMPANY, LLC
J. CHRISTY CONSTRUCTION CO., INC.
LION OIL COMPANY
LION OIL TRADING & TRANSPORTATION, LLC
PARAMOUNT OF OREGON, LLC
PARAMOUNT OF WASHINGTON, LLC
PARAMOUNT PETROLEUM CORPORATION
PARAMOUNT PETROLEUM CORPORATION OF ARIZONA, INC.

By:    /s/Regina B. Jones
Name:    Regina B. Jones

Title:	Secretary
By:    /s/Greg Intemann
Name:    Greg Intemann
Title:     Vice President and Treasurer

[Signature Page to First Incremental Amendment]

ALON BRANDS, INC.
ALON FINANCIAL SERVICES, INC.
GTS LICENSING COMPANY, INC.
SKINNY’S, LLC
SOUTHWEST CONVENIENCE STORES, LLC

By:    /s/Regina B. Jones
Name:    Regina B. Jones

Title:	Executive Vice President
By:    /s/Greg Intemann
Name:    Greg Intemann
Title:     Vice President and Treasurer

[Signature Page to First Incremental Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Incremental Lender
By:    /s/Ryan C. Tozier
Name:    Ryan C. Tozier
Title:    Vice President

[Signature Page to First Incremental Amendment]

Schedule A
Incremental Commitments

Incremental Lender	Incremental Commitment
Wells Fargo Bank, National Association	$250,000,000
Total	$250,000,000